As filed with the Securities and Exchange Commission on April 1, 1999

                                                Registration Statement No. 333-
                                                                           ----
-------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SAFEGUARD SCIENTIFICS, INC.
             (Exact name of registrant as specified in its charter)
   Pennsylvania                                       23-1609753
(State of Incorporation)                   (I.R.S. Employer Identification No.)

     800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945
          (Address of principal executive offices, including zip code)

                             1990 STOCK OPTION PLAN
                            (Full title of the plan)

                            James A. Ounsworth, Esq.
                           800 The Safeguard Building
                              435 Devon Park Drive
                              Wayne, PA 19087-1945
                     (Name and Address of Agent for Service)

                                 (610) 293-0600
                     (Telephone Number of Agent for Service)


--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                      Proposed          Proposed
Title of                              maximum           maximum
securities        Amount              offering          aggregate      Amount of
to be             to be               price per         offering       registration
registered        registered(1)       share (2)         price(2)       fee(2)
----------        -------------       ---------         --------       ------------

Common Stock,     137,466           $  37.0625        $5,094,834       $ 3,524.15
$.10 par value    112,534           $   67.375        $7,581,978


(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also registers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2) Calculated pursuant to Rule 457(c) and 457(h). The fee is computed based upon the per share exercise price at which options may be exercised or, as to the remaining 112,534 shares that are reserved for future issuance, the fee is computed based upon the average of the highest and lowest prices for a share of Common Stock of the Registrant on March 29, 1999, as reported on the New York Stock Exchange.
--------------------------------------------------------------------------------

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                     INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant has previously filed previous Registration Statements on Form S-8 (Nos. 33-72560 and 33-41853) (the "Previous Registration Statements") with respect to an aggregate of 4,500,000 shares of Common Stock issuable under the Registrant's 1990 Stock Option Plan, as amended (the "1990 Plan"). The Registrant is filing this Registration Statement to register an additional 250,000 shares of Common Stock for issuance under the 1990 Plan, so that an aggregate of 4,750,000 shares of Common Stock under the 1990 Plan shall be registered under the Securities Act of 1933. The contents of the Previous Registration Statements are incorporated herein by reference, including periodic reports that the Registrant filed after the Previous Registration Statements to maintain current information about the Registrant.

                     LEGAL OPINION AND INTERESTS OF COUNSEL

The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by James A. Ounsworth, Esquire, 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945. Mr. Ounsworth is Senior Vice President, General Counsel and Secretary of Safeguard Scientifics, Inc. and beneficially owns 112,862 shares of Registrant and holds options to purchase up to 190,000 shares of Registrant.

Item 8.  EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

4.1      1990 Stock Option Plan, as amended (incorporated by reference to
         Exhibit 4.3 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 31, 1997)

5.1      Opinion of James A. Ounsworth, Esquire

23.1     Consent of KPMG LLP

23.2     Consent of PricewaterhouseCoopers LLP

23.3     Consent of PricewaterhouseCoopers LLP

23.4     Consent of PricewaterhouseCoopers LLP

23.5     Consent of Arthur Andersen LLP

23.6     Consent of Deloitte & Touche LLP

23.7     Consent of Counsel -- included in opinion filed as Exhibit 5 hereto

24.1 Power of Attorney (included with signature page of this Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania on March 30, 1999.

                                       SAFEGUARD SCIENTIFICS, INC.


                                       By: /S/ WARREN V. MUSSER
                                       -----------------------------------------
                                           Warren V. Musser
                                           Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS HARRY WALLAESA AND JAMES A. OUNSWORTH, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT, IN HIS NAME, PLACE, AND STEAD TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT.


Dated:  March 30, 1999                  /S/ WARREN V. MUSSER
                                       ---------------------------------------------
                                       Warren V. Musser, Chairman of the Board
                                       and Chief Executive Officer
                                       (Principal Executive Officer)

Dated:  March 30, 1999                  /S/ MICHAEL W. MILES
                                       ---------------------------------------------
                                       Michael W. Miles, Senior Vice President and
                                       Chief Financial Officer (Principal Financial
                                       and Accounting Officer)

Dated:  March 30, 1999                  /S/ JUDITH AREEN
                                       ---------------------------------------------
                                       Judith Areen, Director

Dated:  March 18, 1999                  /S/ VINCENT G. BELL, JR.
                                       ---------------------------------------------
                                       Vincent G. Bell, Jr., Director

Dated:  March 29, 1999                  /S/ MICHAEL J. EMMI
                                       ---------------------------------------------
                                       Michael J. Emmi, Director

Dated:  March 25, 1999                  /S/ ROBERT A. FOX
                                       ---------------------------------------------
                                       Robert A. Fox, Director

Dated:  March 23, 1999                  /S/ DELBERT W. JOHNSON
                                       ---------------------------------------------
                                       Delbert W. Johnson, Director



Dated:  March 26, 1999                 /S/ ROBERT E. KEITH, JR.
                                       ---------------------------------------------
                                       Robert E. Keith, Jr., Director

Dated:  March 21, 1999                  /S/ PETER LIKINS
                                       ---------------------------------------------
                                       Peter Likins, Director

Dated:  March 25, 1999                  /S/ JACK L. MESSMAN
                                       ---------------------------------------------
                                       Jack L. Messman, Director

Dated:  March 24, 1999                  /S/ RUSSELL E. PALMER
                                       ---------------------------------------------
                                       Russell E. Palmer, Director

Dated:  March 29, 1999                  /S/ JOHN W. PODUSKA, SR.
                                       ---------------------------------------------
                                       John W. Poduska Sr., Director

Dated:  March 26, 1999                  /S/ HEINZ SCHIMMELBUSCH
                                       ---------------------------------------------
                                       Heinz Schimmelbusch, Director

Dated:  March 18, 1999                  /S/ HUBERT J. P. SCHOEMAKER
                                       ---------------------------------------------
                                       Hubert J. P. Schoemaker, Director

Dated:  March 23, 1999                  /S/ HARRY WALLAESA
                                       ---------------------------------------------
                                       Harry Wallaesa, Director


                                  EXHIBIT INDEX


Exhibit
NUMBER   DESCRIPTION OF EXHIBIT

4.1 1990 Stock Option Plan, as amended (incorporated by reference to Exhibit 4.3 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 31, 1997)

5.1      Opinion of James A. Ounsworth, Esquire

23.1     Consent of KPMG LLP

23.2     Consent of PricewaterhouseCoopers LLP

23.3     Consent of PricewaterhouseCoopers LLP

23.4     Consent of PricewaterhouseCoopers LLP

23.5     Consent of Arthur Andersen LLP

23.6     Consent of Deloitte & Touche LLP

23.7     Consent of Counsel -- included in opinion filed as Exhibit 5 hereto

24.1 Power of Attorney (included with signature page of this Registration Statement)